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                                                                   EXHIBIT 4.3

                           Bioanalytical Systems, Inc.
                                2701 Kent Avenue
                          West Lafayette, Indiana 47906



Primus Capital Fund II Limited Partnership
Suite 2700
One Cleveland Center
Cleveland, Ohio 44114
Attention: William C. Mulligan


Middlewest Ventures II, L.P.
20 North Meridian Street
Indianapolis, Indiana 46204
Attention: Thomas A. Hiatt


Dear Bill and Tom:

         As you are aware, Bioanalytical Systems, Inc. (the "Company") intends to file a registration statement on Form S-1 for the purpose of registering an aggregate of 1.8 million shares of its Common Shares for sale to the public (the "Offering") through underwriters led by Roney & Co. L.L.C. and The Ohio Company (the "Underwriters"). The Common Shares being registered include Common Shares subject to an over-allotment option to be granted to the Underwriters. It is anticipated that the registration statement will be filed with the Securities and Exchange Commission on or about September 26, 1997, and that the Offering will be made on or about November 25, 1997. I have enclosed a draft of the registration statement and schedules showing the pro forma share capitalization of the Company prior to and after giving effect to the Offering. It is anticipated that the public offering price of the Common Shares will be between $9 and $11 per share.

         This purpose of this letter is to confirm our agreement that:

         1. Effective immediately prior to the time of the closing of the underwriting agreement to be entered into between the Company and the Underwriters with respect to the Offering (the "Underwriting Agreement") and without the necessity of any further action on your part or on the part of the Company (other that those actions required to deliver to you the certificates representing the Common Shares to which you will be entitled as a result of the conversion of the Convertible Preferred Shares and the split of the Common Shares contemplated in connection with the Offering):

         (a) All of the Convertible Preferred Shares of the Company held by each of Primus Capital Fund II Limited Partnership ("Primus") and Middlewest Ventures II, L.P.


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                  ("Middlewest"), aggregating 104,167 and 62,500 shares,
                  respectively will be converted into Common Shares in accordance with the terms set forth in Section 2.3(c) of the Articles of Incorporation of the Company, as amended (the "Preferred Share Terms"), and you as holders of Convertible Preferred Shares shall not have any rights under the Preferred Share Terms with respect to the transactions contemplated by the Underwriting Agreement. Simultaneously with your execution of this letter, you will deliver to the Company: (i) the certificates representing the Convertible Preferred Shares,
                  (ii) written notice of conversion and (iii) a proper assignment of the certificates to the Company, as contemplated by Paragraph 5 of the Preferred Share Terms, to be held by the Company in escrow pending the satisfaction of the conditions to the conversion of the shares described herein or returned to you if those conditions are not met. We hereby confirm to you that, based upon the current share capitalization of the Company, each outstanding Convertible Preferred Share is convertible into one Common Share of the Company, based upon the Preferred Share Terms.

         (b) The Share Purchase Agreement between Primus, Middlewest and the Company dated as of March 15, 1991, shall be terminated and of no further force or effect; provided, however, that the termination of the Share Purchase Agreement shall not affect the rights of the parties described in Exhibit E to the Share Purchase Agreement (a copy of which is attached hereto) (the "Registration Rights Agreement"), which shall continue in full force and effect. You agree, however, that you will not exercise your rights under Section 1 of the Registration Rights Agreement at any time prior to the expiration of the period set forth in the lock-up agreement required pursuant to the Underwriting Agreement and that you will not exercise your rights under Section 2 of the Registration Rights Agreement with respect to the Offering.

         (c) The Shareholders Agreement between you and the "Management Shareholders" of the Company named therein, dated as of March 15, 1991, shall be terminated and of no further force or effect. The Company agrees that, for so long as either of you hold more than 5% of the outstanding Common Shares of the Company, it will use its best efforts to cause one person designated by that shareholder to be nominated for election to the Board of Directors of the Company upon the expiration of the term of office of the directorships now held by you or any successive term. Consistent with the Company's past practice, service on the Board would not entail compensation beyond out of pocket expenses.

         2. You will vote all of the Convertible Preferred Shares held by you in favor of the approval of an amendment to the Articles of Incorporation of the Company that, among other things, will (a) delete the current provisions of
Section 2.3(c) thereof, and (b) increase the number of authorized Preferred Shares of the Company to 1,000,000 shares (the "Amended Articles of Incorporation"). To that end, you hereby appoint Peter T. Kissinger and Ronald
E. Shoup, and either of them, with power of substitution, as your proxy and agent with full power to attend any meeting

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of shareholders of the Company and to vote on your behalf all of the Convertible
Preferred Shares outstanding in your names in favor of the approval of the Amended Articles of Incorporation as described herein (or to execute a consent to shareholder action in lieu of a meeting), and this proxy shall be deemed to be coupled with an interest and shall not be subject to revocation by you without the consent of the Company.

         3. You agree to execute the lock-up agreement as required pursuant to the Underwriting Agreement.

         In the event that the Offering is not made on or before December 31, 1997, then your agreements set forth in paragraph 1 above shall terminate at the close of business on that date. The Company agrees that the Amended Articles of Incorporation described in paragraph 2 above shall not be filed with the Secretary of State of Indiana and will not become effective until immediately prior to the effective time of the closing of the Underwriting Agreement.

         If this letter correctly sets forth the terms of our agreements, I would appreciate it if you would sign and return the copy provided for that purpose, and the documents described in paragraph 1(a) above (forms of which are provided herewith). Thank you for your cooperation in this matter.


                                       Very truly yours,

                                       Bioanalytical Systems, Inc.


                                           By:_______________________________
                                               Peter T. Kissinger, President

Accepted and agreed to:

Primus Capital Fund II, L.P.

By: Primus Management II, General Partner

By: Primus Venture Partners, General Partner



By:______________________________
                , General Partner

Date: ____________________, 1997


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Middlewest Ventures II, L.P.

By: Middlewest Management Company, a General Partner



By:  _______________________________________
                           , General Partner

Date: ____________________, 1997


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                                    EXHIBIT E


                          Registration of Common Shares

         1. Required Registration. At any time and from time to time, upon the receipt by the Company from an Investor of a written request for the registration of all or any portion of the Common Shares owned by such Investor, the Company shall prepare and file within 60 days of receipt of such request a registration statement under the Securities Act of 1933 (the "1933 Act") covering the Common Shares which are subject to such request and shall use its best efforts to cause such registration statement to become effective within 120 days of receipt of such request. The Investors shall be entitled to an unlimited number of registrations under this Section l; provided, however, that the Company shall not be required to bear the expense of more than one such registration for all the Investors and the Investor making the request shall bear the expense of any additional registrations. In the event that an Investor determines for any reason not to proceed with a registration of Common Shares requested pursuant to this Section l at any time before the registration statement has been declared effective by the Securities and Exchange Commission ("SEC"), and such registration statement, if theretofore filed with the SEC, is withdrawn with respect to the Common Shares covered thereby, and such Investor agrees to bear its own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Common Shares, then the Investors shall not be deemed to have exercised their right to require the Company to register Common Shares pursuant to this Section l at the expense of the Company. The Company shall not effect any registration of its securities (other than on Forms S-4 or S-8, or any successor or similar form) from the date of a request to register Common Shares pursuant to this Section 1 until the earlier of (i) 90 days after the date on which all securities covered by such registration statement have been sold or (ii) 180 days after the effective date of such registration statement.

         2. Incidental Registration. Each time the Company shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form), the Company will give written notice of its determination to the Investors and the other record holders of the Common Shares. Upon the written request of an Investor or holder given to the Company within 20 days after the mailing of any such notice by the Company as provided in this Section 2, the Company shall, subject to Sections 5 and 9 hereof, cause all such Common Shares which such Investor or holder has requested to be registered to be included in such registration statement. Neither the delivery of a notice under this Section 2 nor a request by an Investor or holder under this Section 2 shall, in any way, obligate the Company to file any registration statement and notwithstanding the filing of a registration statement, the Company may, at any time before the effective date thereof, elect to terminate the entire registration process without any further obligation to the Investors or record holders.

         3. Short Form Registration. In addition to the registration rights provided in Sections 1 and 2 hereof, if the Company qualifies for the use of Form S-3 or any similar short form registration

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then in force, the Company shall, at its expense, register Common Shares on behalf of the Investors at the request of an Investor from time to time on such form.

         4. Limitations. Notwithstanding the provisions of Sections l and 3 hereof, (i) the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable judgment of a majority of the Board of Directors of the Company such preparation or filing would harm or hinder in any material fashion the ability of the Company to conduct its affairs or would have a material adverse effect on the business, properties or financial condition of the Company, provided, that the Company shall use its best efforts to cause any such registration statement to become effective within 150 days of receipt of an Investor's request therefor; and (ii) if, prior to an Investor's request for registration, the Company has given notice under Section 2 hereof that it intends to prepare and file a registration statement ("Section 2 Registration Statement"), then the Company shall have the right to delay or suspend the filing of the registration statement requested by an Investor, provided, that the Company shall use its best efforts to cause any such registration statement requested by an Investor to become effective within 90 days after the date on which all securities covered by the Section 2 Registration Statement have been sold.

         5. Pro Ration. If Common Shares, including any Common Shares of the Company to be issued and sold by it, are to be included under Sections 1, 2 or 3 above in a registration statement which pertains to one or more underwritten public offerings and the managing underwriters advise the Company in writing that in their opinion the number of Common Shares requested to be included exceeds the number of Common Shares which can be sold in such offering, the Company will include in such registration (i) first, such Common Shares as to which demand registration rights have been exercised under Section 1 or 3, as the case may be (the "Demand Shares"), on a pro rata basis among the holders of Demand Shares based on the number of Common Shares with respect to which demand is made; (ii) second, the Common Shares which the Company proposes to issue and sell; and (iii) third, the number of Common Shares requested by the Investors (to the extent their request was not pursuant to Section 1 or 3) to be included which in the opinion of such underwriters can be sold (the "Secondary Shares"), on a pro rata basis among holders of such Secondary Shares according to the relation the number of Common Shares owned by any such holder bears to the total number of Common Shares owned by all such holders (exclusive of Demand Shares in each case).

         6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1, 2 or 3 to effect the registration of Common Shares under the 1933 Act, the Company will:

         (a) prepare and file with the SEC, within 60 days of receipt of an Investor's request thereof or, a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become effective within 120 days of receipt of such request and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six months;


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         (b)      prepare and file with the SEC such amendments to such
                  registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all securities covered by such registration statement have been sold and (ii) 180 days after the effective date of such registration statement;

         (c) use its best efforts to register or qualify the Common Shares for sale under such other securities or blue sky laws of such jurisdictions as the Investors may reasonably request and do any and all other acts and things which may be reasonably necessary or desirable to enable the Investors to consummate the disposition of the Common Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions;

         (d) furnish to the Investors and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Investors or underwriters may reasonably request in order to facilitate the public offering of such securities;

         (e) notify the participating Investors, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) notify the Investors promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) prepare and file with the SEC, promptly upon the request of the Investors, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Investors (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Common Shares by the Investors;

         (h) prepare and promptly file with the SEC, and promptly notify the Investors of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances in which they were made, not misleading;


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         (i)      advise the Investors, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (j) at least three days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Investors and refrain from filing any such amendment or supplement to which the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

         (k) at the request of the Investors, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel addressed to the Investors underwriters, if any, opining as to such matters as may be reasonably agreed to by such underwriters and the Company; and (ii) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Investors, covering such matters as such underwriters and the Investors reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933 Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act.

         7. Expenses. With respect to the registrations requested pursuant to
Section 1 hereof which are to be at the expense of the Company, and with respect to each inclusion of Common Shares in a registration statement pursuant to
Section 2 hereof and with respect to all registrations requested pursuant to
Section 3 hereof, the Company shall bear the following fees, costs, and expenses: all registration, filing, and stock exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities retained by the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Investors and for any counsel for underwriters retained solely by the Investors, underwriting discounts and commissions and transfer taxes for the Investors, and any other expenses incurred by the Investors not expressly included above shall be borne by the Investors.


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         8.       Indemnification

         (a) By the Company. The Company shall indemnify and hold harmless each holder of Common Shares that are included in a registration statement pursuant to these provisions and any underwriter (as defined in the 1933 Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability or claim to which such holder or any such underwriter or controlling person becomes subject under the 1933 Act or otherwise, and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the -------- ------- Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission (other than a statement or omission about the Company) made in conformity with information furnished by the Investors in writing specifically for use in the preparation of a registration statement or (ii) an untrue or alleged untrue statement or omission or alleged omission (other than a statement or omission about the Company) made in any preliminary prospectus made in conformity with information furnished by the Investors where the prospectus contained in the registration statement in the form filed by the Company with the SEC pursuant to Rule 424 under the 1933 Act shall have corrected such statement or omission and a copy of such prospectus shall, through no fault of the Company, not have been sent or given to the person bringing the claim at or prior to the confirmation of such sale to him.

         (b) By Holders of Common Shares. Each holder of Common Shares that are included in a registration pursuant to these provisions will indemnify and hold harmless the Company, each other holder, any underwriter and each person, if any, who controls the Company, such other holder or such underwriter, from and against any and all loss, damage, liability or claim, to which the Company or such other holder or any controlling person and/or any underwriter becomes subject under the 1933 Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or

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                  the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

         (c) Notice. Promptly after receipt by an Sections indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provision, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified -------- ------- party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to elect separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) Contribution. If for any reason the indemnification provided for paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by such paragraphs, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other

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



                  relevant equitable considerations; provided, however, that, in any such case, (i) no holder of Common Shares will be required to contribute any amount in excess of the purchase price of all such Common Shares sold by such holder pursuant to such registration statement, and (ii) no holder of Common Shares guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any holder of Common Shares who was not guilty of such fraudulent misrepresentation.

                           Promptly after receipt by a holder of Common Shares
                  of notice of the commencement of any action, suit or proceeding in connection with a public offering of Common Shares, such holder will, if a claim for contribution in respect thereof is able to be made against another party, notify the contributing party of the commencement thereof. The omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

         9. Limitation of Market Activity. In connection with any registration of Common Shares pursuant to Sections 1, 2 or 3 hereof, each holder of Common Shares who is granted registration rights under Sections 1, 2 or 3 shall, in consideration of such grant, agree in writing prior to the date on which the registration statement becomes effective not to offer or sell any Common Shares for a period of up to 120 days following the date upon which such registration statement becomes effective under the 1933 Act if the managing underwriter so requests.

         10. Transfer of Registration Rights. The registration rights and related obligations provided herein may be transferred with the securities to which they relate; provided, however, that (i) the Company shall be given written notice by the transferor thereof at the time of such transfer stating the name and address of the transferee and identifying the securities with regard to which such rights are being transferred, and (ii) the transferee shall agree in writing to assume the obligations of the transferor hereunder.

         11. Investors to Provide Information. In the event the Investors request a registration of Common Shares, the Investors shall provide all such information and materials and shall take all such actions as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Specifically, the Company may require the Investors to furnish the Company with such information regarding the Investors and the distribution of its securities as the Company may from time to time reasonably request in writing and as shall be required by law or the SEC.


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         12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Common Shares to the public without registration, the Company agrees to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times from and after 90 days following the effective date of the first registration under the 1933 Act filed by the Company for an offering of its securities to the general public;

         (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act");

         (c) So long as an Investor owns any Common Shares, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

         13. Definition of Common Shares. For the purposes of this Exhibit E, the term "Common Shares" shall mean the Common Shares of the Company and any Common Shares into which the Company's Convertible Preferred Shares, par value $8.00 per share, may be converted.


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